Exhibit 99.1

Equal Energy Announces Shareholder Vote Results, Names New Chairman

OKLAHOMA CITY, May 16, 2013 /CNW/ – Equal Energy Ltd. (NYSE:EQU) (TSX:EQU.TO) is pleased to announce the appointment of Michael Doyle as Chairman. Equal thanks Dan Botterill, the previous Chairman who did not stand for re-election and two other outgoing directors also not standing for re-election, Roger Giovanetto and Peter Carpenter, for their dedicated service.

At the Annual and Special Meeting of Shareholders, held on May 13, 2013, all seven director nominees were elected by a majority of votes cast, including four incumbents and three new directors. Shareholders voted against three proposals put forward by the company, including a bylaw amendment requiring advance notice of nominations to the Board. That bylaw, which took effect on January 24, 2013 after approval by the Board, has been repealed as a result of the vote and the minimum quorum for future shareholder meetings will revert back to two shareholders holding not less than 5% of the votes.

“The overall voting results reinforce comments we have heard that shareholders are frustrated,” said Michael Doyle, Chairman. “The message has been received and we will endeavor to respond by enhancing communications between shareholders and the Board of Directors, and by reaching out more actively to the financial community.”

New Shareholder Communications Policy

As part of the Board’s intention to provide open communication with its shareholders, Equal is developing a formal shareholder communications policy. Among other things, Equal intends to establish a new website contact form for shareholder communications with the Board on governance issues and other matters within the Board’s purview.

Equal is also considering communications initiatives such as a webcast quarterly conference call with investors to respond to questions, and an open house for investors and analysts at our Hunton property to raise Equal’s profile.

Board Committees

Below is the composition of Equal’s four regular Board committees. All members on all committees are independent as defined under both US and Canadian securities legislation.

•	Audit Committee – Victor Dusik (Chair), Lee Canaan, Michael Coffman

•	Compensation Committee – Victor Dusik (Chair), Michael Coffman, Michael Doyle

•	Governance and Nominating Committee – Michael Doyle (Chair), Kyle Travis, Robert Wilkinson

•	Reserves & HSE Committee – Kyle Travis (Chair), Lee Canaan, Robert Wilkinson

Vote Results for Directors

The detailed results of the vote for the election of directors are set out below.

Director	votes for	% for	votes withheld	% withheld
Michael Coffman	10,433,204	69.21%	4,641,688	30.79%
Kyle Travis	10,416,945	69.10%	4,657,947	30.90%
Lee Canaan	10,431,314	69.08%	4,661,578	30.92%
Victor Dusik	7,394,985	54.54%	6,164,432	45.46%
Robert Wilkinson	7,389,084	54.49%	6,170,333	45.51%
Michael Doyle	7,325,897	54.03%	6,233,520	45.97%
Don Klapko	6,884,143	50.77%	6,675,274	49.23%

Vote Results on Other Matters

Other matters before the meeting are described more fully in the Management Information Circular dated April 9, 2013. Shareholders voted for the appointment of KPMG LLP as auditors and voted against a proposed amendment to the articles of Equal to permit a stock dividend if the Company so chooses, and against a proposal to approve the issuance of unallocated entitlements under each of Equal’s Stock Option Plan and Restricted Share and Performance Plan.

A majority of shareholders voted against a non-binding advisory on executive compensation and for annual voting regarding the frequency of advisory votes on executive compensation.

Additional details of voting results for the meeting are available on the US filing system EDGAR and on the Canadian filing system SEDAR.

About Equal Energy:

Equal Energy is an oil and gas exploration and production company based in Oklahoma City, Oklahoma. Our oil and gas assets are centered on the Hunton liquids-rich natural gas property in Oklahoma. Our shares are listed on the New York Stock Exchange and The Toronto Stock Exchange under the symbol (EQU). Our convertible debentures are listed on the Toronto Stock Exchange under the symbol EQU.DB.B.

Forward-looking Statements:

Certain information in this press release constitutes forward-looking statements under applicable securities law including the reduction of costs, future hedging activities, the payment of dividends and the development of a new shareholder communications policy and program. Any statements that are contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are often identified by terms such as “may,” “should,” “anticipate,” “expects,” “seeks” and similar expressions.

Forward-looking statements necessarily involve known and unknown risks, such as risks associated with oil and gas production; marketing and transportation; loss of markets; volatility of commodity prices; currency and interest rate fluctuations; imprecision of reserve and future production estimates; environmental risks; competition; incorrect assessment of the value of acquisitions; failure to realize the anticipated benefits of dispositions; inability to access sufficient capital from internal and external sources; changes in legislation, including but not limited to income tax, environmental laws and regulatory matters. Readers are cautioned that the foregoing list of factors is not exhaustive.

Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated forward-looking statements contained in this press release are expressly qualified by this cautionary statement.

Additional information on these and other factors that could affect Equal’s operations or financial results are included in Equal’s reports on file with Canadian and U.S. securities regulatory authorities and may be accessed through the SEDAR website (www.sedar.com), the SEC’s website (www.sec.gov), Equal’s website (www.equalenergy.ca) or by contacting Equal. Furthermore, the forward looking statements contained in this press release are made as of the date of this press release, and Equal does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by securities law.

For further information please contact:

Don Klapko

President and CEO

(403) 536-8373 or (877) 263-0262

or

Scott Smalling

VP and CFO

(405) 242-6020